Exhibit 10.1

Fleet P.A. No. C18291

[[***]] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [[***]], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL, AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreement (“Purchase Agreement” or “Agreement”), consisting of Part 1, Part 2, Part 3, and all exhibits, is made between Seller and Purchaser.

PART 1

Seller:	Textron Aviation Inc. a Kansas corporation
Seller Address:	One Cessna Boulevard Wichita, Kansas 67215 United States
Seller Telephone:	+1 (316) 517-6000
Seller E-Mail:	contracts@txtav.com

Purchaser:	Galilee, LLC a Delaware limited liability company
Purchaser Address:	3500 South DuPont Highway
Dover, Delaware 19901
United States

Purchaser Email:	mike@jet.ai
Copies of all written notices must also be sent to Amanda Applegate by Email at [ ].

Expiration Date:	October 31, 2024

Purchaser is purchasing three (3) aircraft from Seller for a total price for all three (3) aircraft of US$ [[***]]and a total deposit of US$[[***]], all as set out below.

Aircraft 1 & 2:

Make:	Textron Aviation Inc.	Model:	525C

Engine Make/Model:	Williams International Co., LLC (Williams) FJ44-4A

Specification and Description:	Citation CJ4 Gen2, Specification and Description, Serial Number 525C0346 to TBD, November 2023, Revision B

Optional Equipment Selection Guide:	TBD- See Special Condition 2

Detailed Configuration Due Date:	May 30, 2025

Ready for Delivery:	Third Quarter 2026

Fleet P.A. No. C18291

If a Ready for Delivery month or quarter is identified, Seller will notify Purchaser of the Ready for Delivery Date by letter sent via courier to Purchaser’s Address and by E-Mail sent to Purchaser’s E-Mail address, at least twenty-one (21) calendar days before the Ready for Delivery Date.

Delivery Date (defined as the date when ownership passes from Seller to Purchaser):	The Delivery Date will occur within three (3) business days after the Ready for Delivery Date.

Delivery Location:	Wichita, Kansas

Aircraft 1 & 2:		Price Per Aircraft in U.S. Dollars	Total Price in U.S. Dollars
Base Price		[[***]]	$[[***]]

Detailed Configuration
686U	Second FMS-3000	$[[***]]	$[[***]]
632T	HF-9000 with SELCAL (Provisions Only)	$[[***]]	$[[***]]
501	Mobil Jet II	[[***]]	[[***]]
633	Flight Data Recorder	$[[***]]	$[[***]]
I295B	Interior Crew Seat Sheepskin	[[***]]	[[***]]
I295R	RH Nav Chart Case	$[[***]]	$[[***]]
123A	RH Fwd Two Place Couch - Folded	$[[***]]	$[[***]]
STD	Plated Hardware	[[***]]	[[***]]
STD	Landing Gear and Wheels Painted White	[[***]]	[[***]]
161K	High Power Outlet Inverter	$[[***]]	$[[***]]
STD	Studio Scheme Interior – See Special Condition 3	[[***]]	[[***]]
I220	Premier Interior Collection	$[[***]]	$[[***]]
I373K	Leather Table Inserts with Accents	[[***]]	[[***]]
I375E	Aft Bulkhead Divider with Panels (Fwd. Side)	[[***]]	[[***]]
I312E	High Power Outlet in LH FWD Cabinet with Stone	[[***]]	[[***]]
I360Q	Large Vanity with Sink	[[***]]	[[***]]
IESpec	Quilted Seat Tailoring	[[***]]	[[***]]
IESpec	Accent Stitching in Cabin Overhead	[[***]]	[[***]]
Exterior	All Over Base White with a Standard Stripe Scheme per the Optional Equipment Selection Guide – See Special Condition 4	[[***]]	[[***]]
Total Detailed Configuration Price		$[[***]]	$[[***]]
Other Charges
N/A		$[[***]]	$[[***]]
Total Other Charges		$[[***]]	$[[***]]
Total Detailed Configuration Price and Total Other Charges		$[[***]]	$[[***]]
Base Price, Total Detailed Configuration Price and Total Other Charges		$[[***]]	$[[***]]
Sales Allowance		($[[***]])	($[[***]])
[[***]]
Total Purchase Price. Does not include any TBD pricing which is Purchaser’s responsibility		$[[***]]	$[[***]]
Deposits and Balance of Payments
Initial Deposit due with Purchaser’s signed Purchase Agreement		($[[***]])	($[[***]])
Second Deposit due on or before November 15, 2024		($[[***]])	($[[***]])
Third Deposit due on or before February 15, 2025		($[[***]])	($[[***]])
Fourth Deposit due on or before August 15, 2025		($[[***]])	($[[***]])
Balance of Payment due on Delivery Date		$[[***]]	$[[***]]

Fleet P.A. No. C18291

Aircraft 3:
Make:	Textron Aviation Inc.	Model:	525C

Specification and Description:	Citation CJ4 Gen2, Specification and Description, Serial Number 525C0346 to TBD, November 2023, Revision B

Engine Make/Model:	Williams International Co., LLC (Williams) FJ44-4A

Optional Equipment Selection Guide:	TBD – See Special Condition 2

Detailed Configuration Due Date:	May 30, 2025

Ready for Delivery:	Fourth Quarter 2026

If a Ready for Delivery month or quarter is identified, Seller will notify Purchaser of the Ready for Delivery date by letter sent via courier to Purchaser’s Address and by E-Mail sent to Purchaser’s E-Mail address, if applicable, at least twenty-one (21) calendar days before the Ready for Delivery date.

Delivery Date (defined as the date when ownership passes from Seller to Purchaser):	The Delivery Date will occur within three (3) business days after the Ready for Delivery Date.

Delivery Location:	Wichita, Kansas

Aircraft 3		Price Per Aircraft in U.S. Dollars
Base Price		$[[***]]

Detailed Configuration
686U	Second FMS-3000	$[[***]]
632T	HF-9000 with SELCAL (Provisions Only)	$[[***]]
501	Mobil Jet II	[[***]]
633	Flight Data Recorder	$[[***]]
I295B	Interior Crew Seat Sheepskin	[[***]]
I295R	RH Nav Chart Case	$[[***]]
123A	RH Fwd Two Place Couch - Folded	$[[***]]
STD	Plated Hardware	[[***]]
STD	Landing Gear and Wheels Painted White	[[***]]
161K	High Power Outlet Inverter	$[[***]]
STD	Studio Scheme Interior – See Special Condition 3	[[***]]
I220	Premier Interior Collection	$[[***]]
I373K	Leather Table Inserts with Accents	[[***]]
I375E	Aft Bulkhead Divider with Panels (Fwd. Side)	[[***]]
I312E	High Power Outlet in LH FWD Cabinet with Stone	[[***]]
I360Q	Large Vanity with Sink	[[***]]
IESpec	Quilted Seat Tailoring	[[***]]
IESpec	Accent Stitching in Cabin Overhead	[[***]]
Exterior	All Over Base White with a Standard Stripe Scheme per the Optional Equipment Selection Guide – See Special Condition 4	[[***]]
Total Detailed Configuration Price		$[[***]]
Other Charges
N/A		$[[***]]
Total Other Charges		$[[***]]
Total Detailed Configuration Price and Total Other Charges		$[[***]]
Base Price, Total Detailed Configuration Price and Total Other Charges		$[[***]]
Sales Allowance		($[[***]])
[[***]]
Total Purchase Price. Does not include any TBD pricing which is Purchaser’s responsibility		$[[***]]

Deposits and Balance of Payments
Initial Deposit due with Purchaser’s signed Purchase Agreement		($[[***]])
Second Deposit due on or before November 15, 2024		($[[***]])
Third Deposit due on or before May 15, 2025		($[[***]])
Fourth Deposit due on or before November 15, 2025		($[[***]])
Balance of Payment due on Delivery Date		$[[***]]

Fleet P.A. No. C18291

Special Conditions – Applicable to all Aircraft

1.	Special Conditions control over any inconsistent, contrary, or conflicting terms elsewhere in this Agreement.

2.	Seller will provide Purchaser a copy of the Optional Equipment Selection Guide identified in Part 1 of this Agreement as TBD as soon as the document is published. Thereafter, the document will be deemed a part of this Agreement without need for an Amendment to this Agreement.

3.	The interior definition must be provided to Seller no later than May 30, 2025, or the provisions of Part 2, 2.b will apply as to the Aircraft’s interior.

4.	The exterior paint definition must be provided to Seller no later than May 30, 2025. Otherwise, Purchaser will take delivery of the Aircraft with an overall white paint scheme and Purchaser’s selected paint scheme will be applied to the Aircraft after delivery as Post Delivery Work (“PDW”) at either Seller’s facility in Wichita, Kansas or a mutually agreed upon facility no later than twelve (12) months following delivery of the Aircraft. Purchaser will be responsible for the cost of storing the Aircraft after delivery, if applicable, and getting the Aircraft to and from the facility where the PDW will be performed.

5.	[[***]]

6.	[[***]]

7.	[[***]]

8.	The Delivery Quarter identified in Part 1 is Seller’s current assessment of the projected time when the Aircraft will be in Ready for Delivery Condition. Seller may unilaterally adjust the Delivery Quarter earlier by one (1) Quarter by providing notice to Purchaser no later than six (6) months prior to the first day of the Delivery Quarter identified in Part 1 by letter sent via courier to Purchaser’s Address and by E-Mail sent to Purchaser’s E-Mail address.

9.	If Purchaser deems it necessary to use a document escrow in furtherance of this Agreement, the parties agree that the sale will be closed through the services of an escrow agent hereby designated to be:

AIC Title Services, LLC

Telephone: 1(800)288-2519

6350 W. Reno, Oklahoma City, Oklahoma 73127 USA

www.aictitle.com

The escrow agent will receive in trust, on behalf of Seller and Purchaser, all documents necessary for closing the transaction. Upon being advised on or before the Delivery Date by both parties that all terms and conditions of this Agreement have been met, the escrow agent will then file the pertinent documents with the Federal Aviation Administration as instructed by the parties. Any escrow fees will be paid by Purchaser. The Total Purchase Price will be paid to Seller outside of escrow.

10.	Seller understands that Purchaser intends to finance the Aircraft. (See Part 2, 3(f)).

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Fleet P.A. No. C18291

PART 2

Seller and Purchaser agree to Part 1 and as follows:

1. AIRCRAFT DESCRIPTION AND SPECIFICATION.

a. Aircraft Description, Specification and Price. Seller is selling and Purchaser is purchasing the aircraft identified in Part 1 as (i) described in the applicable Part 3, the Specification and Description (“Specification”) and (ii) as otherwise specified in this Agreement (hereinafter the “Aircraft”) for the price set out in Part 1. This Agreement contains the sole description of the Aircraft binding on Seller. Seller is not bound by descriptions, advertisements, statements or representations about the Aircraft that are not contained in this Agreement. Any change to the Base Price, Total Purchase Price or other pricing will be agreed to by the parties in an Amendment (as defined in Article 17) to this Agreement, except as otherwise provided herein.

b. Seller Provided Services. The price of each Aircraft includes Seller provided documents and services set out in the Specification.

c. Revisions to the Specification. Seller can revise the Specification if the revision is necessary or appropriate (i.e., occasioned by product improvements, supplier requirements or government regulation changes), and does not result in a material reduction in the Aircraft’s performance standards as described in the Specification. These revisions may result in a change to when the Aircraft is Ready for Delivery. Seller will notify Purchaser of any such revisions and, as soon as practicable, if the revisions will affect when the Aircraft is Ready for Delivery. Seller will not be liable to Purchaser for any delay resulting from revisions to the Specification; however, the provisions of Article 7. a. or b. will apply.

d. Non-FAA Certification Requirements. Purchaser is responsible for the cost of any modification or change to the Aircraft or Aircraft documentation caused by any aviation authority other than the United States Federal Aviation Administration having jurisdiction over Purchaser’s intended country of registration or operation of the Aircraft, which are not known by Seller as of the date this Agreement is executed , which arise after the date this Agreement is finally signed by Seller or which are not otherwise included in the Total Purchase Price.

e. Airworthiness. The Aircraft will be delivered with a standard FAA certificate of airworthiness or an FAA export certificate of airworthiness as set out in Part 1 of this Agreement. Issuance of an FAA export certificate of airworthiness shall be subject to prior complete satisfaction of the Delivery Date Event described in Article. 4 c. (i).

2. PURCHASER’S CONFIGURATION. If not set out in Part 1 when this Agreement is signed by Purchaser, Purchaser will provide a Detailed Configuration by the Detailed Configuration Due Date identified in Part 1.

a. Definitions. A Detailed Configuration is Aircraft specific and may include avionics and interior and exterior definitions selected by Purchaser from the Optional Equipment Selection Guide for each Aircraft identified in Part 1. If there is any inconsistency between the pricing in the Optional Equipment Selection Guide identified in Part 1 and the Detailed Configuration pricing or Other Charges set out in Part 1, the Detailed Configuration pricing or Other Charges set out in Part 1 controls.

b. Late Configuration. If Purchaser does not provide a Detailed Configuration when required and the parties have not fully executed an Amendment to this Agreement identifying the Detailed Configuration within thirty (30) calendar days after such an Amendment is sent to Purchaser, then the Aircraft will be configured similar to Seller’s demonstration aircraft as selected by Seller and Purchaser will accept and pay for such configuration at the price designated by Seller.

c. Configuration Changes. Before any Purchaser requested configuration change is made both parties must agree to the change in a written Amendment to this Agreement. The mutually agreed to change may result in an adjustment to (i) the Total Purchase Price which will include the price of the change and Seller’s charge, if any, for the change, (ii) payment schedule and (iii) when the Aircraft is Ready for Delivery.

d. Indemnification. If Purchaser requests that Seller apply or incorporate any Purchaser specified designation, including, but not limited to, artwork, logo, design, paint scheme, trademark or trade name, Purchaser will be solely responsible for, and hereby indemnifies and holds Seller harmless for, any and all losses, claims, damages, expenses and costs, including attorney fees, arising from claims of any infringement of any intellectual property rights.

Fleet P.A. No. C18291

3. PRICING AND PAYMENT TERMS. Purchaser will pay Seller the Total Purchase Price as specified in Part 1 and any other mutually agreed upon charges pursuant to the terms of this Agreement.

a. Initial Deposit. When Purchaser signs and returns this Agreement to Seller it will also pay to Seller the Initial Deposit for each Aircraft specified in Part 1. Unless and until Seller receives and accepts the Initial Deposit and Seller signs this Agreement as set out in Article 21, this Agreement is non-binding.

b. Additional Deposits. If applicable, Purchaser will pay to Seller the additional pre-delivery deposits set out in Part 1.

c. Balance of Payment. The Balance of Payment for each Aircraft must be remitted by Purchaser and accepted by Seller on or before the time the Aircraft is delivered to Purchaser on the Delivery Date. Charges which are Purchaser’s responsibility under the terms of this Agreement but are unknown when the Balance of Payment is due will be paid by Purchaser within seven (7) calendar days of the date of Seller’s invoice to Purchaser.

d. Acceptable Methods of Payment; Review and Acceptance of Payment. Seller is committed to complying with the anti-money laundering laws and regulations that require Seller to “Know Your Customer” and know the source of funds. Seller will only accept payment if Seller has a reasonable basis for believing that the Purchaser is the source of funds or has a recognized beneficial interest in or relationship to the funds remitted. All payments from Purchaser will be reviewed and will not be considered received and accepted by Seller until approved by Seller’s finance department and compliance counsel. Each payment whether a deposit or the Balance of Payment must be made in United States dollars by a single wire transfer in accordance with the Wire Instructions set out in 3.d (i) below. Payment documentation must show that funds came directly from Purchaser or other source approved by Seller in Seller’s sole discretion.

(i)	Wire Instructions:

A.	Wire transfers must reflect Purchaser’s name as originator and be sent to Seller’s account as follows:

[       ]

[    ]

B.	Purchaser name and payment reference must be typed on the transfer.

C.	Instruct the issuing bank to transfer the total value to the beneficiary.

D.	All bank charges are for the account of Purchaser.

Any direction or information seeking to change these Wire Instructions must be confirmed by Amendment to this Agreement and verbal confirmation from Seller.

e. Taxes/Custom Charges/Other Charges. The Total Purchase Price does not include any sales, use, personal property, value-added, excise or similar tax or assessments which may be imposed by any governmental authority upon this sales transaction, the Aircraft and equipment at delivery or thereafter and use of the Aircraft by Purchaser (collectively “Taxes”) and any such Taxes, if imposed, will be Purchaser’s responsibility (except for Seller’s income or gross receipt taxes). Purchaser is also responsible for (i) import duties or other custom charges (collectively “Custom Charges”) and (ii) any withholding taxes or other charges (collectively “Other Charges”) imposed by any governmental authority at delivery or thereafter (except Seller’s income or gross receipt taxes). Purchaser will pay, indemnify and hold Seller harmless from the payment of such Taxes, Custom Charges and Other Charges so that in all instances Seller receives payment, after Taxes, equal to the Total Purchase Price. Purchaser will execute any documentation necessary to avoid the imposition of or to receive an exemption from applicable sales or other taxes. These provisions will inure to any successor or permitted assignee of Purchaser and will survive until six (6) months after the expiration of any applicable statute of limitations. Seller is responsible for the payment of its income, gross receipts taxes and other charges and assessments levied on the Aircraft, its equipment, ownership and use prior to delivery to Purchaser.

f. Financing Aircraft. At no time prior to delivery will Purchaser cause to be placed any interest, mortgage or lien against this Agreement, any deposit, or the Aircraft including, but not limited to, registering any interest under the Cape Town Convention. Purchaser intends to finance the Aircraft. If Purchaser is unable to obtain financing and complete purchase of the Aircraft as set out herein Seller can terminate its obligations under this Agreement and retain all paid deposits as liquidated damages, but not as a penalty.

Fleet P.A. No. C18291

4. ACCEPTANCE AND DELIVERY.

a. Ready for Delivery Condition. On the Ready for Delivery Date, Seller will present the Aircraft in Ready for Delivery Condition. Ready for Delivery Condition means:

(i)	The Aircraft will conform to the Aircraft Type Certificate and Specification (as may be revised under Article 1.c.) and will be equipped and configured as provided in this Agreement;

(ii)	All airworthiness directives and mandatory service bulletins applicable to the Aircraft at the time of delivery will have been fully complied with;

(iii)	The Aircraft will be airworthy, with all systems operating normally;

(iv)	be in an airworthy condition consistent with the Aircraft’s FAA Type Certificate, with engines and all systems components and equipment fully operational within the parameters outlined in Part 3 and applicable FAA requirements;

(v)	have a valid FAA Standard Airworthiness Certificate without any limitations or conditions stated thereon other than those customarily identified in accordance with other aircraft of the same model;

(vi)	have engine serial numbers with no more than an interval of ten serial numbers;

(vii)	have all complete and continuous original Aircraft Documents (Aircraft Documents, the Documents and Technical Publications set out in Part 3 in the English language;

(viii)	all components, parts, fixtures, appliances and navigation equipment in the Aircraft will be New. “New” means not repaired, reconditioned or having been in service for more than fifty (50) hours; and

(ix)	with full fuel.

b. Review. On the Ready for Delivery date, Purchaser will review the Aircraft at the Delivery Location set out in Part 1 or Purchaser may waive review and accept the Aircraft by written waiver. Purchaser will be responsible for the conduct of its representatives during the review process and while the representatives are otherwise interacting with Seller’s employees. Review will include a visual and operational assessment of the Aircraft and its systems, including a flight test of not more than two (2) hours in duration. The flight test will be controlled by Seller and a total of two (2) of Purchaser’s representatives may participate in the flight test. If no Discrepancy (hereinafter defined) is found, Purchaser will immediately accept the Aircraft and comply with the Delivery Date Events set out in Article 4.c. If the review reveals a discrepancy in the Aircraft affecting the airworthiness of the Aircraft or a material discrepancy in the condition of the Aircraft’s systems, interior, or exterior (“Discrepancy”), Purchaser will immediately notify Seller of the Discrepancy in writing, Seller will have a reasonable time to correct the Discrepancy and, if necessary, the Delivery Date will be adjusted in Seller’s sole discretion. Following Seller’s notification to Purchaser that the Discrepancy has been resolved, Purchaser will immediately review Seller’s resolution of the Discrepancy and then Purchaser shall comply with the Delivery Date Events set out in Article 4.c.

c. Delivery Date Events. These three events must occur on the Delivery Date: (i) if not previously paid, Purchaser will pay to Seller and Seller will, in accordance with Article 3.d., receive and accept the full balance due to Seller under this Agreement for known charges, (ii) Purchaser will take delivery of the Aircraft and execute the delivery documents and (iii) Purchaser will remove the Aircraft from Seller’s premises unless otherwise agreed to by the parties to accommodate post-delivery work on the Aircraft.

d. Acceptance. Acceptance of the Aircraft, as evidenced by the executed Delivery Receipt (form Exhibit 2) acknowledging acceptance, will constitute Purchaser’s agreement that the Aircraft conforms to the Specification, all other requirements of this Agreement and is acceptable to Purchaser.

e. Failure to Review/Compliance with Delivery Date Events. If Purchaser fails to (i) review the Aircraft or waive review as set out in Article 4. b. or (ii) comply with all Delivery Date Events set out in Article 4.c., Purchaser will be in breach of the terms of this Agreement and the provisions of Article 6 will apply.

f. Delivery Terms. Seller will deliver the Aircraft EXW (EX Works - INCOTERMS 2020) at the Delivery Location set out in Part 1.

Fleet P.A. No. C18291

5. TRANSFER OF TITLE; REGISTRATION; CAPE TOWN INTERNATIONAL REGISTRY.

a. Transfer of Title. After the Aircraft has been accepted by Purchaser, Purchaser has executed the delivery documents and Seller has received and accepted all monies owed as set out in Article 4.c., then Seller will furnish to Purchaser an FAA Bill of Sale and a Warranty Bill of Sale (form Exhibit 3) transferring ownership of the Aircraft to Purchaser free and clear of all liens, privileges, encumbrances, charges and rights of others, either directly to Purchaser or, in the case of financed Aircraft, to a financial institution per the terms of fully verifiable executed finance documentation, subject to such financial institution meeting Seller’s know your customer requirements. Risk of loss for the Aircraft will transfer from Seller to Purchaser upon Seller’s delivery of the Bill of Sale to Purchaser.

b. Registration. Purchaser has the sole responsibility for: (i) registering the Aircraft with the United States registry or other applicable national civil aviation registry (and timely providing any requested information to Seller required for such registration), (ii) obtaining all permits, licenses and approvals for importation and operation of the Aircraft after delivery and (iii) operating the Aircraft after delivery.

c. Cape Town International Registry. Upon delivery of the Aircraft to Purchaser and not before, Seller and Purchaser will consent to the registration of interests with the Cape Town Convention International Registry, if applicable. Purchaser will pay all fees and costs, including legal fees, associated with registering any interest under the Cape Town Convention. If the parties’ rights and obligations under this Agreement are canceled or terminated for any reason and Purchaser is entitled to reimbursement, the reimbursement is conditioned upon Purchaser discharging any Cape Town registration created by or through it or by persons claiming by or through it and presenting Seller with evidence of the discharge. Seller will be entitled to offset any costs, fees or expenses incurred as a result of Purchaser’s failure to discharge the registration.

6. PURCHASER’S NON-PERFORMANCE.

a. Cancellation or Termination. This Agreement may not be canceled or terminated by Purchaser except as set out in this Agreement.

b. Pre-delivery Breach. The following events will be considered a pre-delivery breach of this Agreement by Purchaser: (i) Purchaser informs Seller by any means that it will not take delivery of an Aircraft on the Delivery Date and Seller does not agree in writing to a later Delivery Date, (ii) Purchaser fails to make, when due, any payment for which it is responsible under this Agreement, (iii) Purchaser fails to comply with the provisions of Article 4.b., 4.c. (i), 4.c. (ii) or Article 8, or (iv) Purchaser fails to perform any of its other obligations under this Agreement and such breach is not cured within seven (7) calendar days of the date of Seller’s notice to Purchaser that it is in breach of the terms of this Agreement. The parties agree that Seller’s damages in the event of any pre-delivery breach of this Agreement by Purchaser are difficult to quantify, but that the liquidated damages identified herein are the parties reasonable estimate of those damages. In the event of any breach by Purchaser prior to Aircraft delivery, Seller is entitled to determine if Purchaser’s default will result in termination as to a specific Aircraft or as to all remaining undelivered Aircraft, retain all paid deposits for the terminated Aircraft and to receive from Purchaser all remaining deposits for the terminated Aircraft due at the time of Purchaser’s breach not as a penalty but as liquidated damages and thereafter the parties rights and obligations under this Agreement will end. Further, if Purchaser breaches this Agreement prior to delivery and any pilot or mechanic training course has been taken by or on behalf of Purchaser, then Purchaser will also reimburse Seller for such training at retail rates within ten (10) calendar days of the date of Seller’s invoice. The liquidated damages under this Section 6.b shall be the sole remedy to Seller in the event of Purchaser’s breach of this Agreement, and Seller waives any other remedies available at law or in equity, except as otherwise specified in this agreement.

c. Post-delivery Breach. The parties agree that if Purchaser fails to cause an Aircraft to depart Seller’s premises on the Delivery Date as set out in Article 4.c. (iii) Seller is entitled to receive from Purchaser reasonable liquidated damages for this breach in the amount of $1,000 per day from the day after the Delivery Date until that Aircraft departs Seller’s premises. The affected Aircraft will not be released until Purchaser has paid in full these post-delivery liquidated damages. Purchaser hereby indemnifies and holds Seller harmless from and against all losses, damages, claims, liabilities and causes of action of every kind, character or nature arising out of or related to Purchaser’s failure to cause the affected Aircraft to depart Seller’s premises on the Delivery Date.

Fleet P.A. No. C18291

7. AIRCRAFT DELIVERY DELAY; FORCE MAJEURE; RETURN OF DEPOSIT AS SOLE REMEDY.

a. Delay for Any Cause. If Seller delivers the Aircraft within 120 calendar days after the end of the Ready for Delivery month or quarter identified in Part 1, or, the parties agree to a later Ready for Delivery month or quarter as set out in Article 7.c. (i) and Seller delivers on or before the end of the later agreed month of quarter, then Seller will not be liable to Purchaser for any damages.

b. Force Majeure Event. If Seller fails to deliver the Aircraft by the end of the Ready for Delivery month or quarter specified in Part 1 and the failure to timely deliver is the result of a Force Majeure Event which includes, but is not limited to, strikes, lockouts, or other labor or industrial disturbances, stoppages or slowdowns; riots or other civil unrest; epidemics; pandemics; war, invasion, hostilities (whether war is declared or not), terrorist threats or acts; governmental order, law, or action, inaction or regulation (including, but not limited to, preemptive priority allocation rights of the U.S. Government and Seller’s inability to obtain any governmental certification, export or airworthiness approval for the Aircraft); trade embargoes or blockades in effect on or after the date of this Agreement; fire or explosion; weather; delay in supplier deliveries, inadequate transportation services, inability or delay in obtaining supplies of adequate or suitable materials or other similar cause beyond Seller’s control, then Seller will not be liable to Purchaser for any damages if the Aircraft is delivered within 180 calendar days after the end of the Ready for Delivery month or quarter, or, the parties agree to a later Delivery Date as set out in Article 7.c.(ii).

c. Purchaser’s Damages.

(i) If Seller fails to deliver the Aircraft within 120 calendar days after the end of the Ready for Delivery month or quarter identified in Part 1 as contemplated in Article 7.a., the parties can agree to a later delivery date. If the parties agree to a later delivery date, Seller will not be liable for damages if the Aircraft is delivered on or before the later delivery date agreed to by the parties. If the parties do not agree to a later delivery date, the parties’ rights and obligations under this Agreement will end 120 days after the end of the Ready for Delivery month or quarter identified in Part 1, Seller will return to Purchaser all paid deposits plus interest under the formula set out in Article 7.c. (iv) and the parties will have no further liability to each other. The parties agree this is a fair and reasonable amount of liquidated damages to fully compensate Purchaser for Seller’s default.

(ii) If Seller fails to deliver the Aircraft within 180 calendar days after the end of the Ready for Delivery month or quarter identified in Part 1as contemplated in Article 7.b., the parties can agree to a later delivery date. If the parties agree to a later delivery date , Seller will not be liable for damages if the Aircraft is delivered on or before the later delivery date agreed to by the parties. If the parties do not agree to a later delivery date within the time specified the parties’ rights and obligations under this Agreement will end 180 days after the end of the Ready for Delivery month or quarter identified in Part 1 and the parties will have no further liability to each other except, however, Seller will refund to Purchaser all paid deposits without interest. Notwithstanding any other provision of this Agreement, if at any time it becomes apparent Seller will not be able to deliver the Aircraft as scheduled because of a Force Majeure Event, Seller can forthwith refund to Purchaser all paid deposits without interest, the parties’ rights and obligations under this Agreement will end and the parties will have no further liability to each other.

(iii) The parties agree Purchaser’s sole remedy for Seller’s failure to deliver or to perform any of its obligations under this Agreement is limited to the return of Purchaser’s paid deposits, plus interest, if applicable.

(iv) Interest to be paid to Purchaser under Article 7.c.(i) will be computed as follows: Interest on the deposit(s) will accrue daily and is calculated on the basis of the actual number of days elapsed, starting on the date the deposit(s) is received by Seller and ending on the date Seller forwards the deposit(s) to Purchaser, and a year of 365 days at an annualized interest rate equal to the three-month CME Term Secured Overnight Financing Rate (“SOFR”) published by the Chicago Mercantile Exchange as of the first day in which Seller received the deposit(s), to be reset quarterly on the first business day of Seller’s fiscal quarters.

8. ASSIGNMENT. Purchaser may not assign this Agreement or any right, title, interest, duty or obligation under this Agreement (collectively “Assignment”) without Seller’s prior written consent. Subject to Seller’s due diligence and for purposes of Purchaser’s operational requirements, Seller will not unreasonably withhold such written consent for an assignment to: (i) a wholly owned subsidiary of Purchaser, (ii) to a recognized leasing company pursuant to Article 3. f., or (iii) to a recognized owner trustee identifying Purchaser as the beneficial owner for the purpose of U.S. aircraft registration. Seller will not consent to an Assignment to any business entity whose name includes one or more of Seller’s trademarks or trade names. A direct or indirect change of more than fifty-one percent (51%) of Purchaser’s ownership interest will be deemed an Assignment and breach of this Agreement unless Seller has specifically consented to the change in writing. Any attempted Assignment by Purchaser that does not conform with the terms of this Agreement will be null and void, constitute a breach of this Agreement and Seller will have the remedies set out herein. At no time prior to delivery will Purchaser engage in speculation or any attempted selling or marketing of the Aircraft or its delivery position either directly or through a third party.

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9. CHOICE OF LAW AND JURISDICTION. Seller and Purchaser agree this Agreement will be deemed made and entered into and will be performed wholly within the State of Kansas and any dispute arising under, out of or related in any way to this Agreement, the legal relationship between Seller and Purchaser or the transaction that is the subject matter of this Agreement (collectively “Dispute”) will be governed and construed under the laws of the State of Kansas, USA, exclusive of conflicts of laws. Any Dispute will be adjudicated solely and exclusively in the United States District Court for the State of Kansas, in Wichita, Kansas or, if that court lacks jurisdiction, Kansas state courts of the 18th Judicial District. Each of the parties (i) consent to the exclusive, personal jurisdiction of these courts and, by signing this Agreement, waive any objection to venue of these Kansas courts and (ii) agree that final judgment brought in these courts will be conclusive and binding upon the parties and may be enforced in any other courts with jurisdiction over the parties. The parties waive any right they may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement.

10. Compliance with Laws.

a. Mutual Compliance. Both parties will comply with all applicable laws, rules and regulations including, but not limited to, all United States export, export reporting, re-export, import and customs laws and regulations, the U.S. Patriot Act, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act. Both parties will obtain authorizations, permits or licenses as required. Purchaser will be considered the U.S. exporter of record and will be responsible for 15 CFR § 30.3 - Electronic Export Information filer requirements, when applicable. Purchaser will provide Seller, as requested by Seller, with documentation such as import and re-transfer statements or certificates and information reasonably related to Seller’s compliance with applicable laws and regulations. If Purchaser fails to provide Seller with requested documentation or information, Purchaser will be in breach of this Agreement and Seller will have the remedies set out herein. If Seller is unable to secure any required authorizations, permits or licenses or if the transaction contemplated by this Agreement becomes prohibited by applicable law, executive order or regulation issued by the U.S. Government or other foreign government or political body to which Seller is subject, then the provisions of Article 7.b. will apply.

b. End-Use/User Confirmation. Purchaser must submit a completed End User Certification covering all Aircraft, Exhibit 1, and return the completed End User Certification with the signed Purchase Agreement. This certification must identify the end-user of the Aircraft, end-use of the Aircraft, country where the Aircraft will be registered and countries where the Aircraft will be operated. If this information changes prior an Aircraft delivery Purchaser must submit an updated End User Certification. If the Agreement is assigned, the assignee must submit an End User Certification.

11. LIMITED AIRCRAFT WARRANTY.

a. Seller’s Written Limited Aircraft Warranty. WITH THE EXCEPTION OF THE WARRANTY OF TITLE, SELLER’S WRITTEN LIMITED AIRCRAFT WARRANTY SET OUT IN PART 3 IS EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, IN FACT OR BY LAW, APPLICABLE TO THE AIRCRAFT. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE THEREOF. SELLER SPECIFICALLY DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES OF REPAIR OR REPLACEMENT OF THE DEFECTIVE PART(S) AS SET OUT IN THE LIMITED AIRCRAFT WARRANTY SET OUT IN PART 3 ARE THE ONLY REMEDIES UNDER THE LIMITED AIRCRAFT WARRANTY. SELLER EXPRESSLY AND SPECIFICALLY DISCLAIMS ALL OTHER REMEDIES, OBLIGATIONS AND LIABILITIES, INCLUDING, BUT NOT LIMITED TO, LOSS OF AIRCRAFT USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOSS OF PROFITS, LOSS OF GOODWILL, DIMINUTION OF MARKET VALUE AND ANY AND ALL OTHER CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, MULTIPLE OR PUNITIVE DAMAGES OR ANY DAMAGES TO THE AIRCRAFT CLAIMED BY PURCHASER OR ANY OTHER PERSON OR ENTITY UPON THE THEORIES OF NEGLIGENCE OR STRICT LIABILITY IN TORT. SELLER NEITHER ASSUMES NOR AUTHORIZES ANYONE ELSE TO ASSUME ON ITS BEHALF ANY FURTHER OBLIGATIONS OR LIABILITY PERTAINING TO THE AIRCRAFT NOT CONTAINED IN THE LIMITED AIRCRAFT WARRANTY.

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b. Engine and Other Warranties. As set out in Part 3, engines and other components separately warranted by their manufacturer are excluded from Seller’s written Limited Aircraft Warranty and Seller’s written Limited Aircraft Warranty does not cover Purchaser-furnished equipment or modifications to the Aircraft (including parts, equipment and labor) made by third parties at Purchaser’s request (collectively “Exclusions”). Warranties, if any, for Purchaser-furnished equipment and modifications to the Aircraft made by third parties at Purchaser’s request are provided and administered by the third parties providing the equipment or modifications. Seller disclaims all liability in contract or in tort including, without limitation, negligence and strict tort liability, with respect to Exclusions.

c. Laws and Limitations. The laws of some states and jurisdictions do not permit certain limitations on warranties or remedies. If such laws apply, the foregoing exclusions and limitations are amended only insofar as required by law.

d. Modified Aircraft. If, after Aircraft delivery by Seller, Purchaser installs equipment controlled by the United States International Traffic in Arms Regulations (“ITAR”) or the United States Export Administration Regulations (“US EAR – 600 Series equipment”) on the Aircraft, Purchaser will immediately notify Seller, Seller’s written Limited Aircraft Warranty will be null and void and other manufacturers’ warranties may also be null and void. Seller and associated service providers (collectively “Service Providers’’) will comply with all ITAR and US EAR regulations in providing service and support for modified Aircraft, including prohibitions against dealing with embargoed countries. Without prior U.S. government authorization, which may be granted or denied in the U.S. government’s sole discretion and may take several months to obtain, Service Providers may not be able to support modified Aircraft. Purchaser will provide information requested by Service Providers to support U.S. government applications to export parts and services. If Purchaser fails to provide such information or Service Providers fail to obtain required U.S. government authorizations for reasons beyond their control (even though Service Providers have no obligation to seek such authorization), then Service Providers will not have any further obligation to support Purchaser’s modified Aircraft.

12. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT PURSUANT TO ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, WARRANTY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, MULTIPLE OR INDIRECT DAMAGES OF ANY NATURE WHATSOEVER including, but not limited to, loss of profits or goodwill, loss of use, losS of time, LOSS OF CONVENIENCE, loss of value or commercial losS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE AIRCRAFT OR THE AIRCRAFT DOCUMENTATION EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THESE LIMITATIONS OF LIABILITY REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT, IN THE ABSENCE OF SUCH LIMITATIONS, THE TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

13. SEVERABILITY AND WAIVER. If any provision of this Agreement is or becomes null or unenforceable by operation of law, the other provisions will remain valid and enforceable. The waiver by either party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same or any other provision, nor will it be considered a waiver of the provision itself.

14. OUTSIDE COMPLETION SUPPORT. Purchaser acknowledges and agrees that Seller has no responsibility to provide any documentation or data to Purchaser or Purchaser’s designated customizing supplier to support any outside completion effort not included as part of this Agreement. If, in Seller’s sole discretion and upon its terms, such documentation or data is supplied to Purchaser’s designated customizing supplier, any delays or costs that result from such support will be the sole responsibility of Purchaser and its designated customizing supplier.

15. NOTICES. Except as otherwise provided herein, notices required under this Agreement will be in writing, in English and sent by electronic mail (“E-Mail”) with confirmation, by courier or by registered mail return receipt requested. Notice to Seller will be sent to Seller’s E-Mail address or address set forth in this Agreement. Notice to Purchaser will be sent to Purchaser’s E-Mail address or address set forth in this Agreement or to Purchaser’s E-Mail address provided by Purchaser. E-Mail addresses and addresses may be changed by either party upon notice to the other, per the terms of this Article. All notices will be deemed given on the date they are transmitted or placed in the hands of courier or post for delivery. Copies of all written notices must also be sent to Amanda Applegate by Email at amanda@soaraviationlaw.com.

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16. ORDER OF PRECEDENCE. If there is an inconsistency or conflict between or among the provisions of this Agreement, the inconsistency or conflict will be resolved by giving precedence in the following order: Special Conditions, Part 1, Part 2, Part 3, exhibits.

17. CAPTIONS; ENTIRE AGREEMENT; AMENDMENTS; DRAFTING; SURVIVAL; CONSENT. Captions used in this Agreement are for convenience of reference only and will not be deemed a part of this Agreement or used in construing its meaning. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior written or oral agreements, representations, negotiations, proposals or discussions between the parties with respect to its subject matter. No modification to this Agreement will be effective unless in writing as an Amendment to this Agreement, which specifically references this Agreement, and is signed by both parties (“Amendment”) except, however, if an Aircraft has been identified with a serial number Seller can change to a different serial number Aircraft if the new serial number Aircraft has the identical specifications, configuration and pricing without an Amendment to this Agreement. This Agreement is binding on Seller and Purchaser, their successors, heirs, executors, administrators and permitted assignees. This Agreement is to be construed as if drafted jointly by the parties and no presumption will arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement. The provisions of this Agreement survive closing and delivery of any documents of title with respect to the Aircraft.

18. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement provides any benefit to any third party or entitles any third party to any claim, cause of action, remedy or right of any kind.

19. CONFIDENTIALITY. The terms, conditions and pricing of this Agreement are confidential and Purchaser may not disclose such to any third party, in whole or in part, except (i) as may be necessary to carry out its obligations under this Agreement. (ii) to its financial, legal, tax, aircraft consultant, technical representatives, management companies and accounting advisors, or (iii) as may be required by applicable law or regulation.

20. DATA PRIVACY. Seller may receive or retain Personal Data (defined below) from Purchaser in connection with the purchase, registration or ongoing service or support of the Aircraft. This may include Personal Data of Purchaser, its employees, agents and/or other authorized representatives involved with the operation, maintenance, support and training for the Aircraft (collectively “Users”). Personal Data may include any User’s first and last name, E-Mail address, telephone number, record of purchases, training programs and other information as requested to facilitate or complete delivery of products, services or support concerning the Aircraft including the provision of ongoing support, maintenance, repair and training. Seller will process Users’ Personal Data only as necessary for this transaction as set out herein and to enable the continuous improvement, marketing and support of Seller’s products and services. Purchaser understands and acknowledges that processing Personal Data as set out herein is necessary for Seller’s performance. Further, Purchaser warrants that it will ensure that Users understand and acknowledge Seller or Seller’s affiliates or third-party providers may contact Users to respond to inquiries or requests for assistance; process orders; make contact regarding account status or customer service needs; schedule training; provide ongoing maintenance, repair, warranty or other support services related to the Aircraft and request feedback on Seller’s products and services. Seller’s Privacy Policy for Customers and Potential Customers and Seller’s Privacy Policy can be found at Txtav.com and Seller’s Privacy Policy for Textron Aviation Support and related websites and webpages can be found at TxtavSupport.com.

21. BINDING CONTRACT. The terms of this Agreement are valid through the Expiration Date set out in Part 1. If (i) the Agreement has not been signed by both parties and (ii) Seller has not received and accepted the Initial Deposit on or before the Expiration Date, this Agreement may be modified or withdrawn. Nonetheless, when the Agreement has been signed by Purchaser and Seller has finally signed the Agreement in Kansas has received and accepted the Initial Deposit as set out in Article 3.a, then there will be a binding agreement per the terms of the signed document. Until this Agreement becomes a binding contract, the Aircraft may be sold to another customer. By signing below, the signatories to this Agreement verify they have read the complete Agreement, understand its contents and have full authority to bind and do hereby bind their respective parties.

22. ELECTRONIC TRANSACTIONS. If the parties mutually agree to execute this Agreement and Amendments electronically through Seller’s e-signature vendor, Purchaser agrees to accept communications from Seller’s e-signature vendor. Electronic signatures will have the same legal significance as written signatures pursuant to the Electronic Signatures in Global and National Commerce Act and the Kansas Uniform Electronic Transactions Act.

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23. COUNTERPARTS. This Agreement may be signed in counterparts. Signatures scanned and sent to the other party via E-Mail or similar methods will be binding. Each counterpart will be deemed an original for all purposes and together they will constitute one and the same instrument.

GALILEE, LLC	TEXTRON AVIATION INC.

/s/ Mike Winston	/s/ Andreia Andreassa
Signature	Signature
Mike Winston	Andreia Andreassa
Type or Print Name	Type or Print Name
Executive Chairman	Director, Commercial Contracts
Title	Title
Oct. 29, 2024	Oct. 31, 2024
Date	Date

Fleet P.A. No. C18291

PART 3

Cessna
BY TEXTRON AVIATION

CITATION CJ4 Gen2

SPECIFICATION AND DESCRIPTION

CITATION
CJ4

NOVEMBER 2023

REVISION B
SERIAL NUMBER 525C0346 TO TBD

Fleet P.A. No. C18291

EXHIBIT 1

END USER CERTIFICATION

EXHIBIT 2

DELIVERY RECEIPT

EXHIBIT 3

WARRANTY BILL OF SALE